Exhibit 21

Subsidiaries of United Community Banks, Inc.
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Subsidiary                                                                  State of Organization
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United Community Bank, Blairsville,  Georgia (d/b/a Union                          Georgia
      County Georgia Bank in Union County, Georgia;
      First Bank of Habersham in Habersham  County,
      Georgia;  United  Community  Bank of  Lumpkin
      County in Lumpkin County, Georgia; and United
      Community Bank of Hall County in Hall County,
      Georgia)

Carolina Community Bank, Murphy, NC                                            North Carolina

Peoples Bank of Fannin County, Blue Ridge, Georgia (d/b/a                          Georgia
      Peoples Bank in Blue Ridge and McCaysville, Georgia and
      United Community Bank of Gilmer County in Gilmer County,
      Georgia)

White County Bank, Cleveland, Georgia                                              Georgia

Towns County Bank, Hiawassee, Georgia                                              Georgia

First Clayton Bank & Trust, Clayton, Georgia                                       Georgia

Bank of Adairsville, Adairsville, Georgia                                          Georgia

1st Floyd Bank, Rome, Georgia                                                      Georgia

United Family Finance Co., Blairsville, Georgia                                    Georgia

United Family Finance Co. of North Carolina, Murphy, North                     North Carolina
     Carolina

United Agencies, Inc., Blairsville, Georgia                                    North Carolina

United Community Capital Trust                                                    Delaware
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